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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

Trinity Capital Corporation
Los Alamos, New Mexico

        We consent to the use in this Registration Statement of Trinity Capital Corporation on Form 10 of our report, dated February 28, 2003, which is part of this Registration Statement.

/s/ Neff & Ricci LLP
Albuquerque, New Mexico
July 22, 2003

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INDEPENDENT AUDITOR'S CONSENT